EXHIBIT 99.1

                           ILM II SENIOR LIVING, INC.

                                       AND

                              ILM II HOLDING, INC.

                                COMPLETE SALE OF

                   SENIOR LIVING FACILITIES FOR $45.5 MILLION

================================================================================

FOR IMMEDIATE RELEASE:

TYSONS CORNER, VA.--April 12, 2002--ILM II Senior Living, Inc. announced today, that on April 2, 2002 it and its subsidiary, ILM II Holding, Inc., a Virginia corporation sold all of their right, title and interest in and to their senior and assisted living facilities and certain other related assets to Five Star Quality Care, Inc., a publicly traded Maryland corporation (AMEX: FVE) pursuant to the terms of the previously reported purchase and sale agreement between ILM II, ILM II Holding and FVE dated January 23, 2002. As consideration for the sale of these facilities and assets, FVE paid ILM II a purchase price of $45.5 million.

      ILM II is in the process of liquidating and distributing its assets in accordance with the Virginia Stock Corporation Act which provides for the distribution of ILM II's assets first to ILM II's creditors for purposes of discharging all of ILM II's liabilities, and then, to the extent assets are remaining, to ILM II's shareholders in accordance with their respective rights and interests. At this time, on or about April 30, 2002, ILM II anticipates making a partial liquidating distribution to holders of record of ILM II's common stock as of the close of business on April 15, 2002, of approximately $4.77 per share, representing a portion of cash realized from the proceeds of the transaction with FVE.

      From the proceeds realized from the FVE transaction, ILM II has established and continues to maintain a reserve for the defense of the previously disclosed litigation that BRE/Independent Living, LLC brought against ILM II and other defendants and a reserve sufficient for the proper management of certain other claims and contingencies. ILM II has vigorously defended, and intends to continue to vigorously defend the BRE Litigation, it being ILM II's belief that the allegations contained in that action are without merit. In this respect, ILM II has filed a motion to dismiss all of such claims initiated by BRE, however the Court has not yet set a schedule for hearing and ruling on that motion.

      In addition to the reserve relating to the BRE Litigation, ILM II has reserved funds and intends to continue to maintain funds sufficient to manage ILM II's pursuit of an arbitration recovery on claims it has against another party relating to the February 2001 termination of the merger transaction with Capital Senior Living Corporation. That proceeding is subject to confidentiality provisions arising from retainer agreements with the respondent thereto dating from 1996. In the arbitration, there are no asserted claims against ILM II at issue, ILM II is prosecuting (and intends to continue to prosecute) these claims aggressively, and ILM II expects that the arbitration will be completed by the end of this calendar year. ILM II cannot predict the amount of a recovery, if any, at this time.

      There can be no assurance or certainty that there will be any further payments to ILM II's common shareholders.

      This report contains "forward-looking statements" based on ILM II's current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties which could cause our actual results to differ materially from historical results or those anticipated and certain of which are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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      If you have any questions regarding this press release, please call ILM
II, toll free at 1-888-257-3550.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" BASED ON OUR CURRENT EXPECTATIONS AND PROJECTIONS ABOUT FUTURE EVENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES WHICH COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED AND CERTAIN OF WHICH ARE BEYOND OUR CONTROL. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.